EXHIBIT 21


                                  SUBSIDIARIES



                                          Jurisdiction of       Percentage Owned
Subsidiaries                               Incorporation          By Registrant

DCA Medical Services, Inc.                   Florida                   100%
Dialysis Medical, Inc.*                      Florida                   100%
Dialysis Services of Florida, Inc.-
                  Fort Walton Beach*         Florida                   100%
Dialysis Services of NJ, Inc.-
                  Manahawkin                 New Jersey                 80%
Dialysis Services of NJ, Inc. -
                  Toms River*                New Jersey                 80%
Dialysis Services of Pennsylvania, Inc.-
                  Carlisle                   Pennsylvania              100%
Dialysis Services of Pennsylvania, Inc.-
                  Chambersburg               Pennsylvania              100%
Dialysis Services of Pennsylvania, Inc.-
                  Lemoyne                    Pennsylvania              100%
Dialysis Services of Pennsylvania, Inc.-
                  Wellsboro                  Pennsylvania              100%
Renal Services of Pa., Inc.*                 Pennsylvania              100%


* inactive.